As filed with the Securities and Exchange Commission on October 10, 2000
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------

                                ASE Test Limited
             (Exact Name of Registrant as Specified in Its Charter)


     Republic of Singapore                                  N/A
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              10 West Fifth Street
                          Nantze Export Processing Zone
                                Kaohsiung, Taiwan
                                Republic of China

                    (Address of Principal Executive Offices)

                     ASE Test Limited 2000 Share Option Plan
                            (Full Title of the Plan)

                              Puglisi & Associates
                          850 Library Avenue, Suite 204
                             Newark, Delaware 19711
                                 (302) 738-6680
                     (Name, Address, Including Zip Code, and
                    Telephone Number, Including Area Code, of
                               Agent for Service)

                                    Copy to:
                              James D. Phyfe, Esq.
                              Davis Polk & Wardwell
                           The Hong Kong Club Building
                                 3A Chater Road
                                    Hong Kong

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       Proposed Maximum     Proposed Maximum
                                      Amount To Be    Offering Price Per   Aggregate Offering        Amount Of
Title Of Each Class of                 Registered          Share                Price            Registration Fee(1)
Securities To Be Registered
---------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
US$0.25 per Share
---------------------------------------------------------------------------------------------------------------------
- To be issued upon exercise
of options to be granted               12,000,000          US$19.13(2)          US$229,560,000       US$60,603.84
under the 2000 Share Option Plan
---------------------------------------------------------------------------------------------------------------------
Total                                                         19.13             US$229,560,000       US$60,603.84
=====================================================================================================================

(1)    Amount of registration fee was calculated pursuant to Sections 6(b)(3),
       (4) and (5) of the Securities Act of 1933, as amended (the "Securities Act"), which was (i) the amount of General Revenue Fees, determined at a rate equal to US$200 per US$1,000,000 of the maximum aggregate price of the securities offered herein, plus (ii) the amount of Offsetting Collection Fees, determined at a rate equal to US$64 per US$1,000,000 of the maximum aggregate price of the securities offered herein. The rates for such calculations were applied pro rata to amounts and balances equal to less than US$1,000,000.
(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(h) and (c) under the Securities Act whereby the per share price was determined by reference to the average of the high and low sale price for ASE Test Limited's ordinary shares reported on the Nasdaq Stock Market on October 5, 2000.

================================================================================

ASE Test Limited (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register 12,000,000 ordinary shares, par value $0.25 per share, of the Company (the "Shares") for issuance pursuant to the ASE Test Limited 2000 Share Option Plan.


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  PLAN INFORMATION.

     All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference the following documents in this Registration Statement:

     (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 1999;

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1999;

     (c)  The Registrant's report on Form 6-K dated July 26, 2000; and

     (d) "Description of Share Capital" on pages 79 to 82 of the Registrant's Registration Statement on Form F-3 (File No. 333-12150) filed, and including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's ordinary shares.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Association provide for the indemnification by the Registrant of every Director, secretary or other officer of the Registrant against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. The Articles of Association further provide that no director, manager, secretary or other officer of the Registrant shall be liable (i) for the acts, receipts, neglects or defaults of any other director or officer; (ii) for joining in any receipt or other act for conformity; (iii) for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Registrant; (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested; (v) for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left; or (vi) for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, default, breach of duty or breach of trust. The indemnification provisions in the Articles of Association provide for indemnification of the Registrant's officers and directors in accordance with the Companies Act, Chapter 50, of the Republic of Singapore.

     The Company has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under the U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit No.   Description of Document
-----------   -----------------------

   4.1        ASE Test Limited 2000 Share Option Plan.

   5.1        Opinion of Allen & Gledhill, Singapore counsel to the
              Registrant, as to the legality of the securities being registered.

  23.1        Consent of Allen & Gledhill (included in Exhibit 5.1).

  24.1        Powers of Attorney.

Item 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on October 10, 2000.


                                        ASE TEST LIMITED


                                        By: /s/ Jason C. S. Chang
                                           -----------------------
                                           Jason C. S. Chang
                                           Chairman


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signatures                             Title                                  Date
             ----------                             -----                                  ----


               *
--------------------------------
Leonard Liu                             Chief Executive Officer and Director         October 10, 2000
                                        (Principal Executive Officer)


               *
--------------------------------
Dr. David Pan                           President and Director                       October 10, 2000


/s/ Jeffrey Chen
--------------------------------
Jeffrey Chen                            Chief Financial Officer and Director         October 10, 2000
                                        (Principal Accounting Officer)


/s/ Jason C.S. Chang
--------------------------------
Jason C.S. Chang                        Chairman                                     October 10, 2000


              *
--------------------------------
Richard H.P. Chang                      Vice Chairman                                October 10, 2000


              *
--------------------------------
Chang Yao Hung-ying                     Director                                     October 10, 2000


              *
--------------------------------
Joseph Tung                             Director                                     October 10, 2000


                                        5



              *
--------------------------------
Chin Ko-Chien                           Director                                     October 10, 2000


              *
--------------------------------
David D.H. Tsang                        Director                                     October 10, 2000


              *
--------------------------------
Albert C.S. Yu                          Director                                     October 10, 2000


              *
--------------------------------
Sim Guan Seng                           Director                                     October 10, 2000


              *
--------------------------------
Wang Yung-Kang                          Director                                     October 10, 2000


              *
--------------------------------
Alan Tien-Cheng Cheng                   Director                                     October 10, 2000


*By /s/ Jeffrey Chen
--------------------------------
Jeffrey Chen                            Attorney-in-fact                             October 10, 2000



---------------
* Jeffrey Chen, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT


     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASE Test Limited, has signed this Registration Statement or amendment thereto in Newark, Delaware, on October 10, 2000.

                                                     PUGLISI & ASSOCIATES


                                                     By: /s/ Donald Puglisi
                                                        ----------------------
                                                          Donald Puglisi
                                                          Managing Director

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------
   4.1              ASE Test Limited 2000 Share Option Plan.

   5.1 Opinion of Allen & Gledhill, Singapore counsel to the Registrant, as to the legality of the securities being registered.

   23.1             Consent of Allen & Gledhill (included in Exhibit 5.1).

   24.1             Powers of Attorney.